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                              Exhibit 11


                    STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

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                              Exhibit 11

                    STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                             Three Months Ended January 31,
                                                  1997           1996
                                             -----------------------------
(in thousands, except per share                        Fully             Fully
  amount)                                    Primary  Diluted  Primary  Diluted

 Net Income................................  $1,016    $1,016   $572      $572

Weighted Average Common Shares Outstanding.   6,532     6,532   5,426    5,426

Assumed Issuances Under Stock Option Plans.     148       157     153      153

                                             ------    ------   -----    -----
                                              6,680     6,689   5,579    5,579
                                             ======    ======   =====    =====
Earnings(loss) per common share...........    $.15      $.15     $.10     $.10
                                             ======    ======   =====    =====